Exhibit 99.1

TransDigm Announces the Acquisition of Takata Corporation’s Aerospace Business

CLEVELAND, February 22, 2017 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) announced today that it has acquired the stock of SCHROTH Safety Products GmbH and certain aviation and defense assets and liabilities from subsidiaries (“Business”) of Takata Corporation (TYO:7312) for approximately $90 million in cash.

The primary businesses purchased are that of SCHROTH Safety Products GmbH and Takata Protection Systems Inc., both of which will be known going forward as SCHROTH, which design and manufacture proprietary, highly engineered, advanced safety systems for aviation, racing and military ground vehicles throughout the world. Nearly all of the revenues are from proprietary products. Aftermarket content accounts for approximately 40% of the revenues, while aerospace and defense accounts for approximately 80% of the revenues.

SCHROTH, which accounts for approximately 90% of the revenues, specializes in specialty technical restraints, passenger belts covering Airbus and Boeing platforms, structural monument airbags for Airbus and Boeing platforms including the Boeing 787, and cockpit security components for the Airbus A350 and A380 platforms. SCHROTH also provides restraint systems into business jet, general aviation, helicopter, military and racing markets.

Located in Arnsberg, Germany and Pompano Beach and Orlando, Florida, the Business employs approximately 260 people and is estimated to have revenues of approximately $43 million for the fiscal year ending March 31, 2017.

W. Nicholas Howley, Chairman and CEO of TransDigm, stated, “SCHROTH has built a solid reputation based on technical expertise and product excellence. The company has significant and growing aftermarket on attractive high use platforms. SCHROTH fits well with our consistent product and acquisition strategy. As with all TransDigm acquisitions, we see opportunities for significant value creation."

About TransDigm

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm's actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm's Annual Report on Form 10-K and other reports that TransDigm or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:     Liza Sabol
    Investor Relations
    (216) 706-2945
    ir@transdigm.com

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